Exhibit 10.1

            FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT ("First Amendment") is entered into as of August 24, 2001 between TDK MEDIACTIVE, INC., a Delaware corporation ("Borrower"), and TDK USA CORPORATION, a New York corporation ("Lender"), with reference to the following facts:

     A. Borrower and Lender are parties to that certain Loan and Security Agreement dated as of March 29, 2001 (the "Loan Agreement") pursuant to which Lender agreed to loan and Borrower agreed to borrow up to the original sum of Eight Million Dollars ($8,000,000), and Borrower executed in favor of Lender that Promissory Note dated March 29, 2001 ("Note");

     B. Borrower has requested that Lender amend the Loan Agreement and the Note to increase the maximum amount of the credit that may be extended to Borrower under the Loan Agreement to Twenty Million Dollars ($20,000,000) and extend the latest maturity date from March 31, 2002 to [September 30, 2002]; and

     C. Lender is willing to amend the Loan Agreement and Note subject to the terms and conditions set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the foregoing facts and the mutual promises contained herein, Borrower and Lender agree as follows:

     1. Definitions. Each of the terms defined in the Loan Agreement, unless otherwise defined in this First Amendment, shall have the same meaning when used herein.

     2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

            (a) Section 1 of Loan Agreement. Section 1 of the Loan Agreement, which presently reads in its entirety as follows:

            "1.     Subject to the terms and conditions of this
             Agreement, Lender agrees to make cash advances (individually an "Advance" and collectively the "Advances") to Borrower
             from the date hereof until March 31, 2002 (the "Maturity
             Date").  The aggregate principal amount of (i) all
             outstanding Advances, plus (ii) the outstanding undrawn
             balance of any outstanding letters of credit that may be
             opened from time to time for the account of Lender, at
             Lender's discretion, in favor of a third party for commercial transactions between Borrower on one hand and such third
             party on the other hand ("Letters of Credit") plus
            (iii) the outstanding amount that Lender has reimbursed the issuing bank in connection with any Letter of Credit but for which Lender has not been reimbursed by Borrower, shall not exceed at any one time the sum of Eight Million United States Dollars (US$8,000,000). Each Advance shall be made on a day (not including Saturday or Sunday) on which Lender's bank is open for business ("Banking Day") and shall be requested by Borrower in writing by a letter signed by an authorized officer of Borrower at least two (2) Banking Day's prior written notice to the proposed date of borrowing. Each written notice shall specify (i) the proposed date, (ii) the amount of the
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            Advance, and (iii) the account of Borrower to which funds are to be disbursed. Each Advance must be at least $50,000, and Lender shall not be obligated to make more than one (1) Advance in any calendar month. Borrower may request Advances hereunder of not more than Four Hundred Thousand United States Dollars (US$400,000) on or prior to April 1, 2001."

is hereby amended and restated to read in its entirety as follows:

            "1.     Subject to the terms and conditions of this Agreement,
            Lender agrees to make cash advances (individually an "Advance" and collectively the "Advances") to Borrower from the date hereof until [September 30, 2002] (the "Maturity Date").
            The aggregate principal amount of (i) all outstanding Advances, plus (ii) the outstanding undrawn balance of any outstanding letters of credit that may be opened from time to time for the account of Lender, at Lender's discretion, in favor of a third party for commercial transactions between Borrower on one hand and such third party on the other hand ("Letters of Credit") plus (iii) the outstanding amount that Lender has reimbursed the issuing bank in connection with any Letter of Credit but for which Lender has not been reimbursed by Borrower, shall not exceed at any one time the sum of Twenty Million United States Dollars (US$20,000,000). Each Advance shall be made on a day (not including Saturday or Sunday) on which Lender's bank is open for business ("Banking Day") and shall be requested by Borrower in writing by a letter signed by an authorized officer of Borrower at least two (2) Banking Day's prior written notice to the proposed date of borrowing. Each written notice shall specify (i) the proposed date, (ii) the amount of the Advance, and (iii) the account of Borrower to which funds are to be disbursed. Each Advance must be at least $50,000, and Lender shall not be obligated to make more than one (1) Advance in any calendar month. Borrower may request Advances hereunder of not more than Four Hundred Thousand United States Dollars(US$400,000) on or prior to April 1, 2001."

            (b)     Subsection 6(h) of Loan Agreement.  Section 6, subsection
(h) of the Loan Agreement, which presently reads in its entirety as follows:

            "(h)  cause Indebtedness not to exceed Twenty Million
            Dollars ($20,000,000) at any time while the Loan is outstanding;"

is hereby amended and restated to read in its entirety as follows:

            "(h) cause Indebtedness not to exceed Twenty Two Million Dollars ($22,000,000) at any time while the Loan is outstanding;"

           (c) New Subsection 7(d) of Loan Agreement. Section 7 of the Loan Agreement is hereby amended to add a new subsection (d) to read in its entirety as follows:

           "(d)  amend, modify, or waive any provision of that
           certain Warrant Agreement dated July 1, 1996 between
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           Borrower (under its prior name of Sound Source Interactive,
           Inc.) and Corporate Stock Transfer Company or to redeem or call any of the warrants issued pursuant to such Warrant Agreement."

           (d) Section 26, Definition of "Indebtedness". The definition of "Indebtedness" in Section 26 of the Loan Agreement, which presently reads in its entirety as follows:

            "'Indebtedness' means, at any date, (i) all indebtedness of Borrower for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) all obligations of Borrower under financing leases, (iii) all obligations of Borrower in respect of acceptances issued or created for the account of Borrower, (iv) all liabilities secured by any lien on any property owned by Borrower even though Borrower has not assumed or otherwise become liable for the payment thereof and (v) contingent obligations of Borrower under GAAP in respect of another Person's indebtedness, obligations and liabilities of the type described in the foregoing clauses (i) through (iv)."

is hereby amended and restated to read in its entirety as follows:

            "'Indebtedness' means, at any date, (i) all indebtedness of Borrower for borrowed money (including indebtedness of Borrower under the Note and under this Agreement) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument,
            (ii) all obligations of Borrower under financing leases,
            (iii) all obligations of Borrower in respect of acceptances issued or created for the account of Borrower, (iv) all liabilities secured by any lien on any property owned by Borrower even though Borrower has not assumed or otherwise become liable for the payment thereof and (v) contingent obligations of Borrower under GAAP in respect of another Person's indebtedness, obligations and liabilities of the type described in the foregoing clauses (i) through (iv)."

           (e) Amended and Restated Note. The Note is hereby amended and restated to read in its entirety as the Promissory Note attached hereto as Exhibit A.

     3.     No Other Changes.

           (a) Except as specifically amended above or referenced herein, the Loan Agreement shall remain in full force and effect in accordance with its original terms, and is hereby ratified and confirmed.

           (b) Upon the effectiveness of this First Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this First Amendment.

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           (c)     Upon the effectiveness of this First Amendment, each
reference in the Loan Agreement to the "Note" or words of like import referring to the Note shall mean and be a reference to the Amended and Restated Note, attached as Exhibit A to this First Amendment.

     4. Borrower's Representations and Warranties. Borrower (and each of them) represents and warrants as follows:

           (a)     Each of the representations and warranties contained in
Section 5 of the Loan Agreement, as amended hereby, is hereby reaffirmed as of the date hereof, each as if specifically set forth herein.

           (b) The execution and delivery of this First Amendment has been authorized by all necessary or appropriate corporate action of Borrower, including without limitation the approval of the Conflicts Committee of the board of directors of Borrower.

           (c) This First Amendment constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

           (d) No event has occurred and is continuing or would result from this First Amendment which constitutes an Event of Default under the Loan Agreement as amended hereby or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

     5. Conditions Precedent. The following items are conditions precedent to this First Amendment:

           (a)     This First Amendment duly executed by Borrower; and

           (b) The Amended and Restated Promissory Note, in the form of Exhibit A attached hereto, duly executed by Borrower; and

           (c)     Any other documents reasonably requested by Lender.

     6. Expenses. Borrower shall reimburse Lender for its out of pocket expenses in connection with this First Amendment, including without limitation its attorneys' fees.

     7. Governing Law/Venue. This First Amendment shall be construed in accordance with, and governed by, the laws of the State of California. Venue shall be in any court serving Los Angeles County, California.

     8. Counterparts. This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     9. No Novation. This First Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and except as otherwise expressly stated herein, the Loan Agreement (which, along with all exhibits attached thereto, is incorporated herein by reference) shall remain in full force and effect, and the terms and conditions thereof shall apply to this First Amendment.


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     WITNESS the due execution hereof as of the date first written above.

                                    TDK MEDIACTIVE, INC.,
                                    a Delaware corporation


                                    By: /s/ Shin Tanabe
                                       ----------------------------
                                            Shin Tanabe
                                            President

                                    TDK USA CORPORATION, a New York
                                    corporation


                                    By: /s/ Kenichi Aoshima
                                       ---------------------------
                                  Name: Kenichi Aoshima
                                 Title: President